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                                                                    EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 2003, relating to the financial statements of H.S. Trask & Co., which appears in the Current Report on Form 8-K/A of Phoenix Footwear Group, Inc., dated September 19, 2003, and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ ANDERSON ZURMUEHLEN & CO., P.C.

Helena, Montana
October 24, 2003